Exhibit 10.2
FAMOUS DAVE’S OF AMERICA, INC.
AMENDMENT TO
1995 EMPLOYEE STOCK OPTION AND COMPENSATION PLAN
     THIS AMENDMENT TO THE 1995 STOCK OPTION AND COMPENSATION PLAN (the “Amendment”) amends the 1995 Stock Option and Compensation Plan (the “Plan”) of Famous Dave’s of America, Inc. (the “Company”). Except as otherwise explicitly set forth herein, all provisions of the Plan shall remain in full force and effect. Capitalized terms used in this Amendment without definition shall have the meanings set forth in the Plan.
     1. Amendment to Withholding. Section 11.8 of the 1995 Employee Stock Option and Compensation Plan is hereby amended to read in its entirety as follows:
          11.8. Withholding.
     (a) The Company shall have the right to withhold from any payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld. At any time when a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of Common Stock or upon exercise of an option or SAR, the participant may satisfy this obligation in whole or in part by electing (the “Election”) to have the Company withhold from the distribution shares of Common Stock having a value up to the minimum amount of withholding taxes required to be collected on the transaction. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).
     (b) Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. An Election is irrevocable.
     2. Effective Date. This Amendment is effective upon approval by the Board of Directors of the Company on November 7, 2006.
     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by the undersigned officer, thereunto duly authorized pursuant to the resolutions of the Board of Directors.

FAMOUS DAVE’S OF AMERICA, INC.
By:	/s/ Diana Garvis Purcel
Diana Garvis Purcel
Chief Financial Officer and Secretary